
<ARTICLE>           7
<LEGEND>            THE SCHEDULE CONTAINS SUMMARY FINANCIAL
                    INFORMATION EXTRACTED FROM FORM 10-Q FOR CONSECO,
                    INC. DATED MARCH 31, 1996 AND IS QUALIFIED IN
                    ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
                    STATEMENTS.
</LEGEND>
<MULTIPLIER>        1,000

<PERIOD-TYPE>                                           3-MOS
<FISCAL-YEAR-END>                                                  DEC-31-1996
<PERIOD-END>                                                       MAR-31-1996
<DEBT-HELD-FOR-SALE>                                                12,623,700
<DEBT-CARRYING-VALUE>                                                        0
<DEBT-MARKET-VALUE>                                                          0
<EQUITIES>                                                              32,300
<MORTGAGE>                                                             609,300 <F1>
<REAL-ESTATE>                                                                0
<TOTAL-INVEST>                                                      14,018,000
<CASH>                                                                       0
<RECOVER-REINSURE>                                                      93,000
<DEFERRED-ACQUISITION>                                               1,656,300 <F2>
<TOTAL-ASSETS>                                                      17,230,000
<POLICY-LOSSES>                                                     12,771,900
<UNEARNED-PREMIUMS>                                                    199,000
<POLICY-OTHER>                                                         332,200
<POLICY-HOLDER-FUNDS>                                                  199,800
<NOTES-PAYABLE>                                                      1,244,100 <F3>
<COMMON>                                                               168,300
<PREFERRED-MANDATORY>                                                        0
<PREFERRED>                                                            550,600
<OTHER-SE>                                                             555,900 <F4>
<TOTAL-LIABILITY-AND-EQUITY>                                        17,230,000
<PREMIUMS>                                                             369,800
<INVESTMENT-INCOME>                                                    273,700
<INVESTMENT-GAINS>                                                       5,900 <F5>
<OTHER-INCOME>                                                          42,400 <F6>
<BENEFITS>                                                             423,000 <F7>
<UNDERWRITING-AMORTIZATION>                                             47,300 <F8>
<UNDERWRITING-OTHER>                                                    62,800
<INCOME-PRETAX>                                                        120,200
<INCOME-TAX>                                                            44,900
<INCOME-CONTINUING>                                                     75,300
<DISCONTINUED>                                                               0
<EXTRAORDINARY>                                                        (17,400)
<CHANGES>                                                                    0
<NET-INCOME>                                                            46,300
<EPS-PRIMARY>                                                              .84
<EPS-DILUTED>                                                              .78
<RESERVE-OPEN>                                                               0
<PROVISION-CURRENT>                                                          0
<PROVISION-PRIOR>                                                            0
<PAYMENTS-CURRENT>                                                           0
<PAYMENTS-PRIOR>                                                             0
<RESERVE-CLOSE>                                                              0
<CUMULATIVE-DEFICIENCY>                                                      0

  <F1>  Includes $325,300 of mortgage loans and $284,000 of credit-tenant loans.
  <F2>  Includes $481,600 of cost of policies produced and $1,174,700 of cost of policies purchased.
  <F3>  Includes (i) notes payable of Conseco of $660,700 and (ii) notes payable of Bankers Life Holding Corporation of $299,900 and Partnership II of $283,500 which are not direct obligations of Conseco.
  <F4>  Includes  retained  earnings  of  $572,800,  offset  by  net  unrealized appreciation of securities of $(16,900).
  <F5>  Includes net realized gains of $9,400 and net trading losses of $3,500.
  <F6>  Includes fee revenue of $10,100, restructuring income of $30,400 and other income of $1,900.









  <F7>  Includes insurance policy benefits of $274,700,  change in future policy benefits of $9,200 and interest expense on annuities and financial products of $139,100.
  <F8>  Includes   amortization  of  cost  of  policies  purchased  of  $25,700, amortization of cost of policies produced of $12,500 and amortization related to realized gains of $9,100.

